PROSPECTUS and                  PRICING SUPPLEMENT NO. 5
PROSPECTUS SUPPLEMENT, each     effective at 1:55 PM EST
Dated 10 September 2002         Dated 10 April 2003
CUSIP: 24422EPB9                Commission File No.: 333-86790
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,820,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              15 April 2003

Maturity Date:                    15 April 2005

Principal Amount:                 $225,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 20 Basis Points

Initial Interest
Determination Date:               11 April 2003

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 15th
                                  Jul, Oct, Jan, Apr
                                  (or next Business Day)

Interest Determination Dates:     Two London Business Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 15th
                                  Jul, Oct, Jan, Apr
                                  (or next Business Day)

Redemption Provisions:            None

Plan of Distribution:             Principal  Principal Amount
                                                   Of Notes
                                  BNP Paribas Securities
                                    Corp.           $90,000,000
                                  J.P. Morgan Securities
                                   Inc.              90,000,000
                                  BNY Capital
                                    Markets Inc.      9,000,000
                                  Fifth Third
                                    Securities, Inc.  9,000,000

                                  Merrill Lynch, Pierce,
                                   Fenner & Smith
                                   Incorporated       9,000,000
                                  TD Securities
                                   (USA) Inc.         9,000,000
                                  UBS Warburg LLC     9,000,000
                                  Total            $225,000,000
                                  The above parties have
                                  purchased the Senior Notes, as
                                  principal, at a price of
                                  99.75% of the aggregate
                                  principal amount of the Senior
                                  Notes.

BNP PARIBAS
JP Morgan
BNY Capital Markets, Inc.
Fifth Third Securities, Inc.
Merrill Lynch & Co.
TD Securities
UBS Warburg